UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 3, 2019

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

California	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

9368 VALLEY BLVD, SUITE 202
ROSEMEAD, CA91770
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	702-776-8066

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

♦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

♦	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

♦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

♦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry Into A Material Definitive Agreement.

On June 3, 2019, our wholly-owned sub-subsidiary, Yaxi International Inc. (also known as AHI International Inc. and formerly known as Da Ren International Development Inc.), a Taiwan (R.O.C.) corporation, entered into an agreement to sell 37,273.68 square meters of undeveloped land (the “Agreement”), consisted of three parcels in the Darong Section, Taichung City, Beitun District, Taiwan (R.O.C.) to Chang Cheng-Sung, a non-affiliate, in exchange for TWD 31,646,915 (the “Purchase

Price”). The Purchase Price for the Property shall be paid by the Buyer to Seller by transferring to Seller the 1,068,091 shares of common stock in San Lotus Holding Inc., par value US$1 at closing. The closing of transaction under Agreement shall be held on or before August 10, 2019.

The table below lists the detail description of the land.

Location	Land Lot #	Area of Registered Land(m2)	Value of Interest(TWD)
Darong Section, Taichung City, Beitun District, Taiwan (R.O.C.)	0233 0163 0164	10,263.45 12,417.08 14,593.15 37,273.68 Total	31,646,915

A description of the specific terms and conditions of the agreements related to this transaction are set forth in the Agreement, attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned acquisition is incorporated by reference into this Item 2.01.

On June 3, 2019, through entry into the Agreement with Chang Cheng-Sung, our wholly-owned sub-subsidiary, Yaxi International Inc., will dispose of 37,273.68 square meters of land in the Darong Section, Taichung City, Beitun District, Taiwan (R.O.C.), in exchange of 1,068,091 shares of common stock in San Lotus Holding Inc., par value US$1 on or before August 10, 2019.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

                The following exhibits are being filed herewith:

Exhibit No. and Description

10.1     Land Purchase and Sale Agreement, dated June 3, 2019, between the seller and the purchaser named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2019	SAN LOTUS HOLDING INC.
/s/Chen, Kuan-Yu
Chen, Kuan-Yu
Chairman of the Board